UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2019

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

2 Park Plaza, Suite 1200, Irvine, California 92614
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2019, True Drinks Holdings, Inc. (the " Company") entered into agreements with the holders of three Senior Secured Promissory Notes (the " Notes") to extend the maturity date of each of the Notes by 60 days (the " Extension Agreements"), which Extension Agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The Notes were each issued between July 25, 2017 to July 31, 2017, originally matured six months after issuance, have an aggregate principal balance of $750,000, and accrue interest at a rate of 8% per annum. As a result of the the Extension Agreements, the Notes now mature on March 26, 2019, March 31, 2019 and April 1, 2019, respectively.

The foregoing description of the Extension Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Extension Agreements, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

True Drinks Holdings, Inc.

Date:   February 1, 2019
By:	/s/ Robert Van Boerum

Name: Robert Van Boerum
Title: Principal Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Senior Secured Note Extension Agreement, by and between True Drinks Holdings, Inc. and Baker Court, LLC, dated January 28, 2019
EX-10.2	Senior Secured Note Extension Agreement, by and between True Drinks Holdings, Inc. and Juliann M. P errigo, dated January 28, 2019
EX-10.3	Senior Secured Note Extension Agreement, by and between True Drinks Holdings, Inc. and Red Beard Holdings, LLC, dated January 28, 2019